Exhibit 99.1
Fortive Reports Second Quarter 2017 Results and Announces Agreement to Acquire Industrial Scientific Corporation

EVERETT, WA, July 27, 2017 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the second quarter 2017, and that it has signed a definitive agreement to acquire Industrial Scientific Corporation, a leading provider of portable gas detection equipment and a safety-as-a-service pioneer.
For the second quarter ended June 30, 2017, net earnings were $240.1 million. For the same period, non-GAAP adjusted net earnings were $249.9 million. Diluted net earnings per share for the second quarter ended June 30, 2017 were $0.68. For the same period, non-GAAP adjusted diluted net earnings per share were $0.71.
For the second quarter of 2017, GAAP revenues increased 4.7% year-over-year to $1.6 billion, with core revenue growth of 5.4%.
James A. Lico, President and Chief Executive Officer, stated, “Our second quarter results reflect our strong execution and focus on continuous improvement, as we delivered 13% adjusted earnings growth and grew core revenue in-line with our expectations of mid-single-digits. We just celebrated our first anniversary as a public company and are pleased with our progress to strengthen our market-leading positions, enhance our portfolio, and deliver shareholder returns.”
For the third quarter of 2017, Fortive anticipates diluted net earnings per share to be in the range of $0.66 to $0.70 and the non-GAAP adjusted diluted net earnings per share to be in the range of $0.69 to $0.73. For the full year 2017, Fortive expects diluted net earnings per share to be in the range of $2.61 to $2.69 and non-GAAP adjusted diluted net earnings per share to be in the range of $2.72 to $2.80.
Mr. Lico added, “We look forward to welcoming the Industrial Scientific employees to the Fortive team. The addition of Industrial Scientific accelerates our digital strategy and creates a stronger platform for connected solutions for critical applications in maintenance and safety.”
The transaction is subject to customary conditions to closing and is expected to close before the end of 2017.
Prior to July 2, 2016, Fortive operated as part of Danaher Corporation (“Danaher”) and the historical financial measures presented in this announcement for periods prior to July 2, 2016 were derived from Danaher’s accounting records and are presented on a carved-out basis.
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of the website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 844-443-2871 within the U.S. or by dialing 213-660-0916 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for

Fortive’s earnings conference call (access code 44244131). A replay of the conference call will be available two hours after the completion of the call until Thursday, August 10, 2017. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 404-537-3406 outside the U.S. (access code 44244131) or visit the “Investors” section of the website under “Events & Presentations”.
ABOUT FORTIVE
Fortive is a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. With 2016 revenues of $6.2 billion, Fortive’s well-known brands hold leading positions in field instrumentation, transportation, sensing, product realization, automation and specialty, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 24,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 40 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, statements regarding Fortive’s anticipated earnings, business and acquisition opportunities, anticipated revenue growth, anticipated operating margin expansion, anticipated cash flow, economic conditions, future prospects, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: deterioration of or instability in the economy, the markets we serve and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, labor matters, disruptions relating to man-made and natural disasters, impact of our separation from Danaher on our operations or financial results, and impact of our indemnification obligation to Danaher. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2016. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Lisa Curran
Vice President, Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Sales	$1,628.8	$1,555.1	$3,164.0	$3,029.8
Cost of sales	(823.7)	(787.0)	(1,614.9)	(1,566.5)
Gross profit	805.1	768.1	1,549.1	1,463.3
Operating costs:
Selling, general and administrative expenses	(357.7)	(349.3)	(710.6)	(687.8)
Research and development expenses	(99.1)	(96.7)	(195.3)	(190.4)
Operating profit	348.3	322.1	643.2	585.1
Nonoperating expense:
Interest expense	(22.7)	(2.7)	(45.3)	(2.7)
Earnings before income taxes	325.6	319.4	597.9	582.4
Income taxes	(85.5)	(80.5)	(158.1)	(161.5)
Net earnings	$240.1	$238.9	$439.8	$420.9
Net earnings per share:
Basic	$0.69	$0.69	$1.27	$1.22
Diluted	$0.68	$0.69	$1.25	$1.22
Average common stock and common equivalent shares outstanding:
Basic	347.2	345.2	347.1	345.2
Diluted	352.2	345.2	351.8	345.2

This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
We disclose the non-GAAP measures of historical adjusted net earnings and historical and forecasted adjusted diluted net earnings per share, which make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•	Excluding on a pretax basis amortization of acquisition-related intangible assets;

•
Excluding the tax effect of the adjustment noted above as well as for the Additional Interest Expense (described below). The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward, and, as such, we are applying the estimated effective tax rate to each adjustment for the forecasted periods to facilitate comparisons in future periods; and

•
With respect to the historical adjusted net earnings and historical adjusted diluted net earnings per share for the three and six month periods ended July 1, 2016, increasing income taxes to exclude the discrete tax benefit incurred during such period in connection with the final outcome of worldwide uncertain tax position (“Additional Income Tax Adjustment”).

While we have a history of acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the forecasted adjusted diluted net earnings per share does not reflect certain adjustments that are inherently difficult to predict or estimate due to their unknown timing, effect and/or significance.
In addition, because we were part of Danaher Corporation (“Danaher”) for the three and six month periods ended July 1, 2016, we are also making the following adjustments to the corresponding historical GAAP net earnings as if our separation from Danaher (“the Separation”) had been effectuated at the beginning of the relevant period:

•
Adding interest expenses on a pretax basis (based on the assumed borrowing cost of approximately 2.8% per annum) as if the outstanding indebtedness incurred in connection with the Separation had been incurred at the beginning of such period net of interest expense actually recorded following the issuance of the outstanding indebtedness on or after June 20, 2016 (“Additional Interest Expense”).

Management believes that the Additional Interest Expense, when considered together with the corresponding carved-out GAAP financial measures, provide useful information to investors by helping to identify certain types or levels of additional expenses incurred as a stand-alone, publicly traded company after the Separation that may not have been allocated or reflected in the historical carved-out GAAP financial measures for periods in which we were part of Danaher. We believe that such adjustments, when presented with the corresponding carved-out GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance before and after the Separation.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of Fortive’s operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from, or added to, these measures because items of this nature and/or size occur with inconsistent frequency or occur for reasons that may be unrelated to our commercial performance during the period and/or because we believe the corresponding adjustments are useful in assessing our potential ongoing operating costs or gains in a given period.
We deem acquisition-related transaction costs incurred in a given period to be significant (generally relating to our larger acquisitions) if we determine that such costs exceed the range of our typical acquisition-related transaction costs in a given period.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue
We use the term “core revenue” when referring to a corresponding GAAP revenue measure, excluding (1) the impact from acquired businesses, (2) the impact from the Separation and (3) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The impact from the Separation refers to the impact from sales to or from Danaher made under agreements entered into, or terminated, in connection with the Separation prior to the first anniversary of the Separation. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses or the Separation) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses or the Separation) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestiture related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. In addition, we exclude the impact of agreements that were terminated, or entered into, in connection with the Separation because we believe that excluding such impact may be useful to investors in assessing our operational performance independent of the impact on sales to or from Danaher resulting primarily from the Separation. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings

	Three Months Ended		Six Months Ended
($ in millions)	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Net Earnings (GAAP)	$240.1	$238.9	$439.8	$420.9
Pretax amortization of acquisition-related intangible assets in the three months ($13 million pretax, $10 million after tax) and six months ($27 million pretax, $20 million after tax) ended June 30, 2017, and in the three months ($22 million pretax, $15 million after tax) and six months ($45 million pretax, $31 million after tax) ended July 1, 2016	13.3	22.3	26.6	44.7
Pretax Additional Interest Expense in the three months ($20 million pretax, $14 million after tax) and six months ($42 million pretax, $29 million after tax) ended July 1, 2016	—	(19.8)	—	(42.3)
Tax effect of all adjustments reflected above	(3.5)	(0.8)	(7.1)	(0.8)
Additional Income Tax Adjustment in the three and six months ended July 1, 2016 ($20 million after tax)	—	(19.8)	—	(19.8)
Adjusted Net Earnings (Non-GAAP)	$249.9	$220.8	$459.3	$402.7

Adjusted Diluted Net Earnings Per Share

	Three Months Ended		Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Diluted Net Earnings Per Share (GAAP)	$0.68	$0.69	$1.25	$1.22
Pretax amortization of acquisition-related intangible assets in the three months ($13 million pretax, $10 million after tax) and six months ($27 million pretax, $20 million after tax) ended June 30, 2017, and in the three months ($22 million pretax, $15 million after tax) and six months ($45 million pretax, $31 million after tax) ended July 1, 2016	0.04	0.06	0.08	0.13
Pretax Additional Interest Expense in the three months ($20 million pretax, $14 million after tax) and six months ($42 million pretax, $29 million after tax) ended July 1, 2016	—	(0.06)	—	(0.12)
Tax effect of the adjustments reflected above	(0.01)	—	(0.02)	—
Additional Income Tax Adjustment in the three and six months ended July 1, 2016 ($20 million after tax)	—	(0.06)	—	(0.06)
Adjusted Diluted Net Earnings Per Share (Non-GAAP)*	$0.71	$0.64	$1.31	$1.17

* The sum of the components of Adjusted Diluted Net Earnings Per Share may not equal the total amount due to rounding.

Core Revenue Growth

	% Change Three Months Ended June 30, 2017 vs. Comparable 2016 Period	% Change Six Months Ended June 30, 2017 vs. Comparable 2016 Period
Total Revenue Growth (GAAP)	4.7%	4.4%
Core (Non-GAAP)	5.4%	5.2%
Acquisitions * (Non-GAAP)	0.4%	0.3%
Impact of currency translation (Non-GAAP)	(1.1)%	(1.1)%

* Includes the impact from both acquisitions and the Separation

Forecasted Adjusted Diluted Net Earnings Per Share

	Three Months Ending September 29, 2017		Year Ending December 31, 2017
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share	$0.66	$0.70	$2.61	$2.69
Pretax amortization of acquisition-related intangible assets in the three months ending September 29, 2017 ($13 million pretax, $10 million after-tax) and for the year ending December 31, 2017 ($53 million pretax, $39 million after-tax)	0.04	0.04	0.15	0.15
Tax effect of the adjustment reflected above	(0.01)	(0.01)	(0.04)	(0.04)
Forecasted Adjusted Diluted Net Earnings Per Share	$0.69	$0.73	$2.72	$2.80